Exhibit 99.1

RMG NETWORKS REPORTS SECOND QUARTER 2013 RESULTS

Pro Forma Combined Total Revenues of $18.9 Million Grew 14% from Same Period 2012

Pro Forma Combined Core Revenues Increased 22% from Same Period 2012

Subsequent Equity Raise Strengthens Balance Sheet and Diversifies Shareholder Base

DALLAS, TX -- (Marketwired) -- 8/14/2013 -- RMG Networks Holding Corporation, or RMG Networks, (NASDAQ: RMGN) a leading provider of Digital Out-of-Home Advertising Media and Digital Signage technology, announced its results for the second quarter ended June 30, 2013.

Recent Accomplishments

Over the past quarter, RMG Networks has completed the following actions:

➢

Acquired and substantially integrated Symon Communications, creating a market leader in digital signage visual communications solutions for advertising and enterprise applications

➢

Combined and reorganized these management teams, creating a public-company and growth- ready executive team and corporate infrastructure

➢

Laid groundwork for international expansion by establishing presence in SE Asia and Latin America

➢

Pro forma combined total and core revenues increased 14% and 22%, respectively, from Q2 2012

➢

Completed, on August 2, 2013, a $40 million follow-on offering of common stock to repay debt, fund growth initiatives and fund strategic acquisitions

Garry McGuire, CEO of RMG Networks, commented, “During the quarter, RMG acquired and integrated a significant acquisition, creating a market leader that is taking advantage of the explosive growth in digital video and the shift from traditional media to digital media. We also completed a $40M follow-on offering.  Amid this transformation, RMG recorded, on a pro forma combined basis, strong second quarter revenue growth, demonstrating the operating performance inherent in our business units even before most of our growth initiatives have begun to hit full effectiveness.”

Mr. McGuire concluded, “RMG’s second half year priorities focus on capturing cross-selling opportunities between our two divisions, adding new ad inventory and inventory partners, and expanding our geographic and vertical market presences. With our existing global footprint, our exceptional reputation with large-enterprise customers, our comprehensive and customizable solutions offerings, and our strong track record of success, our mission is to be the leader in the marketplace through organic growth, to be the consolidator of a fragmented industry, and to deliver increasing profitability.”

Second Quarter 2013 Review

RMG Networks completed the business combinations of Reach Media Group Holdings Group, Inc. and Symon Holdings Corporation, or Symon, on April 8 and April 19, 2013, respectively. Symon was determined to be the Predecessor Company for accounting purposes and accordingly Symon’s historical financials are included for comparison in RMG Networks’ “as-reported” financials. Because Symon recorded results of operations on a January 31 fiscal year our second quarter 2013 results as reported are not comparable with the predecessor company’s results for second quarter 2012. Therefore, for ease of comparison, we are providing in the following results and tables pro forma combined results for the 2013 and 2012 second quarters as if the companies had existed as a combined entity for the relevant periods.

Pro Forma Combined Results

Total second quarter 2013 revenues were $18.9 million, an increase of 14% from $16.6 million in the second quarter of 2012.  Included in 2012 revenue was $1.1 million of non-recurring software development revenue. Excluding this revenue from the prior period, second quarter 2013 revenue increased 22%.

•

Advertising revenue of $6.9 million increased 23% from $5.6 million in second quarter 2012 due to increased demand from advertisers embracing video ad platforms.

•

Product sales revenue of $5.3 million increased 35% from $3.9 million second quarter 2012 due to increasing demand from businesses looking to utilize digital signage in their workplace.

•

Maintenance and content services revenue of $4.1 million remained relatively flat from $4.2 million in second quarter 2012.

•

Professional services revenue of $2.6 million decreased 9% from $2.8 million in second quarter 2012. The abovementioned $1.1 million in non-recurring software development revenue is included in the year ago revenue figure. Excluding this amount, professional services revenue increased 49% due to greater services provided in connection with product sales.

Operating loss was $4.5 million compared to operating income of $0.9 million in the second quarter of 2012. This decrease is attributable to: lower gross margin as a percentage of sales in the current year period, resulting from lower sales of our high margin proprietary software; the inclusion of $4.0 million in acquisition-related costs in the quarter; increases in sales and marketing expenses as the company invests in new sales and marketing staff to support our growth initiatives, and higher R&D expense.

Adjusted EBITDA was $0.8 million compared to $1.7 million in the second quarter of 2012; the decrease was driven by the change in product mix and the sales and marketing investments, as mentioned above.

Reported Results

Total revenue for the successor company from April 20, 2013 through June 30, 2013 was $15.0 million; for RMG Networks from April 1, 2013 through April 19, 2013 was $1.8 million; and for the Predecessor Company from April 1, 2013 through April 19, 2013 was $1.4 million. This compares to Predecessor Company’s total revenue from May 1, 2013 through July 31, 2012 of $9.5 million.

Operating loss for the successor company from April 20, 2013 through June 30, 2013, was $2.9 million; for RMG Networks from April 1, 2013 through April 19, 2013 was $2.5 million; and for the Predecessor Company from April 1, 2013 through April 19, 2013 was $3.1 million. This compares to Predecessor Company’s operating income from May 1, 2013 through July 31, 2012 of $1.0 million.

2013 and 2014 Outlook

RMG Networks anticipates 2013 revenue to be in the range of $76 million to $78 million compared to $68.2 million in 2012, and Adjusted EBITDA in the range of $5 million to $6 million compared to $7.5 million in 2012; the decrease in 2013 Adjusted EBITDA reflects, as the company has previously disclosed, integration costs and the company’s investment in growth initiatives. For 2014, RMG Networks is anticipating revenue in the range of $105 million to $110 million and Adjusted EBITDA in the range of $16 million to $18 million.

Conference Call

Management will host a conference call to discuss these results today, Wednesday August 14, 2013 at 10:00 a.m. ET.  To access the call, please dial 888-679-8033 (toll free) or 617-213-4846 and passcode # 82356311.  The conference call will also be broadcast live over the Internet, which can be accessed via the Investor Relations section of RMG’s web site at http://ir.rmgnetworks.com/phoenix.zhtml?c=251935&p=irol-calendar. The Company has elected not to provide a slide presentation to accompany this quarter’s call and webcast. All participants should call or access the website approximately 10 minutes before the conference begins. The webcast will be available for replay for 90 days.

A telephonic replay of this conference call will also be available by dialing 888-286-8010 (toll free) or 617-801-6888 (passcode: 79272126) from noon ET on August 14, 2013 until midnight ET on August 24, 2013.

NASDAQ Listing

As a result of RMG Network’s recent follow-on offering, RMG Networks now satisfies the NASDAQ’s initial listing requirement that it have more than 300 round-lot shareholders. Accordingly, on August 13, RMG Networks received a letter from NASDAQ, indicating that RMG Networks is in compliance with applicable listing standards, and that the delisting notification that RMG Networks previously received is now closed.

ABOUT RMG NETWORKS

RMG Networks (NASDAQ:RMGN) is a global leader in the digital signage media industry.  The company delivers digital signage media solutions for corporate networks, consumer networks, and advertising networks, including solutions for 70% of the Fortune 500. RMG operates an Advertising Media business unit that sells digital video advertising across a network of over 200,000 display screens, reaching 100 million consumers each month. RMG also operates an Enterprise Solutions business unit that provides digital signage data visualization solutions for a variety of application areas including contact centers, supply chain, employee communications, hospitality, higher education, financial services, healthcare and retail. The company is headquartered in Dallas, Texas with offices in the United States, United Kingdom, China, India and the U.A.E. For more information, visit www.RMGNetworks.com.

Non-GAAP FINANCIAL MEASURES

This release includes certain non-GAAP financial measures as defined under SEC regulations, including Adjusted EBITDA. In evaluating its business, RMG Networks considers and uses Adjusted EBITDA as a supplemental measure of its operating performance, and believes that many of the company’s investors use this non-GAAP measure to monitor the company’s performance. This measure should not be considered as a substitute for the most directly comparable GAAP measures and should not be used in isolation, but in conjunction with these GAAP measures.  Definitions and reconciliations between non-GAAP measures and relevant GAAP measures are set forth in the tables at the end of this press release.

FORWARD LOOKING STATEMENT

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding guidance relating to future financial performance, expected operating results, such as revenue growth, and efforts to grow our business.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:  the company’s success in retaining or recruiting, or changes required in, its management and other key personnel; the potential de-listing of the company’s common stock from the Nasdaq Capital Market; the potential liquidity and trading of the company’s securities; Reach Media Group’s (“RMG”) history of incurring significant net losses and limited operating history; the competitive environment in the advertising markets in which the company operates; the risk that the anticipated benefits of the combination of RMG or Symon Holdings Corporation, or of other acquisitions that the company may complete, may not be fully realized; the risk that any projections, including earnings, revenues, margins or any other financial items are not realized; changing legislation and regulatory environments; business development activities, including the company’s ability to contract with, and retain, customers on attractive terms; the general volatility of the market price of the company’s common stock; risks and costs associated with regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act); and general economic conditions.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:
For RMG Networks Holding Corporation
Investor
Carolyn M. Capaccio
212-838-3777
ir@rmgnetworks.com

or

Media
TallGrass Public Relations
Shawn Roberts
415-305-6456
shawn.roberts@tallgrasspr.com

Source: RMG Networks

(tables appear below)

RMG Networks Holding Corporation

Consolidated Balance Sheets

	Successor Company June 30, 2013	Predecessor Company January 31, 2013
Assets
Current assets:
Cash and cash equivalents	$5,979,263	$10,203,169
Accounts receivable, net	15,918,023	9,061,229
Inventory, net	3,552,407	2,988,766
Deferred tax assets	231,383	372,618
Other current assets	882,866	686,099
Total current assets	26,563,942	23,311,881
Restricted cash	80,000	0
Property and equipment, net	1,518,608	963,069
Intangible assets, net	38,624,863	2,584,443
Goodwill	31,037,564	10,972,547
Loan Origination fees	932,550	0
Other assets	288,004	112,054
Total assets	$99,045,531	$37,943,994
Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$5,099,667	$4,150,730
Accrued liabilities	4,035,271	1,925,901
Revenue share liabilities	3,167,458	0
Note payable – current	2,400,000	0
Deferred revenue	6,726,859	10,438,487
Capital leases	72,022	0
Total current liabilities	21,501,277	16,515,118
Notes payable – non current	31,060,000	0
Warrant liability	10,453,334	0
Deferred revenue – non current	785,693	1,073,223
Deferred tax liabilities	7,046,832	704,496
Deferred rent	227,504	0
Capital leases and other	553,482	0
Total liabilities	71,628,122	18,292,837
Commitment and Contingencies
Stockholders’ equity:
Common stock, $.0001 par value, (250,000,000 shares authorized;6,285,583 shares issued and outstanding at June 30, 2013)	629	0
Common stock – Class L, $0.01 par value, (1,000,000 shares authorized, issued and outstanding at January 31, 2013)	0	10,000
Common stock – Class A Non-voting, $0.01 par value, (200,000 shares authorized, 68,889 shares issued and outstanding at January 31, 2013 and 2012)	0	689
Additional paid-in capital	34,623,035	10,149,643
Accumulated comprehensive income (loss)	13,157	(38,940)
Notes receivable – restricted stock	0	(207,025)
Retained earnings (accumulated deficit)	(7,219,412)	9,736,790
Total stockholders’ equity	27,417,409	19,651,157
Total liabilities and stockholders’ equity	$99,045,531	$37,943,994

RMG Networks Holding Corporation

Consolidated Statements of Comprehensive Income

(Unaudited)

	Successor Company April 20 Through June 30, 2013	RMG January 1 Through April 19, 2013	Predecessor Company February 1 Through April 19, 2013	Predecessor Company February 1 Through July 31, 2012
Revenue:
Advertising	$5,556,557	$1,661,245	$-	$-
Products	5,069,160	-	2,239,236	7,554,343
Maintenance and content services	2,572,555	-	3,594,520	8,375,245
Professional services	1,851,755	116,272	1,323,559	2,961,393
Total Revenue	15,050,027	1,777,517	7,157,315	18,880,981
Cost of Revenue:
Advertising	3,355,883	890,789	-	-
Products	3,261,492	-	1,498,135	4,295,494
Maintenance and content services	572,433	-	611,692	1,435,208
Professional services	1,197,304	-	861,640	2,012,481
Total Cost of Revenue	8,387,112	890,789	2,971,467	7,743,183
Gross Profit	6,662,915	886,728	4,185,848	11,137,798
Operating expenses:
Sales and marketing	3,351,286	454,381	1,729,871	3,676,490
General and administrative	2,585,983	157,626	1,739,348	3,741,025
Research and development	806,401	89,923	512,985	1,023,521
Acquisition expenses	1,485,566	4,629,505	3,143,251	-
Depreciation and amortization	1,292,276	8,139	140,293	651,362
Total operating expenses	9,521,512	5,339,574	7,265,748	9,092,398
Operating income (loss)	(2,858,597)	(4,452,845)	(3,079,900)	2,045,400
Other Income (Expense):
Warrant liability expense	(3,920,000)	(2,733,334)	-	-
Interest expense and other - net	(495,880)	(29,986)	(14,553)	(56,135)
Income (loss) before income taxes	(7,274,477)	(7,216,166)	(3,094,453)	1,989,265
Income tax expense	-	-	(540,897)	641,527
Net income (loss)	(7,274,477)	(7,216,166)	(2,553,556)	1,347,738
Other comprehensive income (loss) -
Foreign currency translation adjustments	13,157	-	(121,144)	49,450
Total comprehensive income (Loss)	$(7,261,320)	$(7,216,166)	$(2,674,700)	$1,397,188
Net income (loss) per share:
Basic and dilutive net income (loss) per share of Common Stock	$(1.16)	$(2.31)
Basic and dilutive net income (loss) per share of Class L Common Stock			$(2.55)	$1.35
Basic and dilutive net income (loss) per share of Class A Non-Voting Common Stock	$-	$-	$-
Weighted average shares used in computing basic and dilutive net income (loss) per share of Common Stock	6,285,583	3,124,252
Weighted average shares used in computing basic and dilutive net income (loss) per share of Class L Common Stock			1,000,000	1,000,000
Weighted average shares used in computing basic and dilutive net income (loss) per share of Class A Non-Voting Common Stock			68,889	82,778

RMG Networks Holding Corporation

Consolidated Statements of Cash Flows

For The Six Months Ended June 30, 2013

(Unaudited)

	Successor Company April 20 Through June 30, 2013	RMG January 1 through April 30, 2013	Predecessor Company February 1 Through April 19, 2013	Predecessor Company February 1 Through July 31, 2012

Cash flows from operating activities
Net income (loss)	$(7,274,477)	$(7,216,106)	$(2,553,556)	$1,347,738
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Change in warrant liability	3,920,000	2,733,334	-	-
Non-cash stock issuance	-	2,200,000	-	-
Cancellation of non-cash stock issuance	-	(1,200,000)	-	-
Interest capitalized as debt	60,000	-	-	-
Depreciation and amortization	1,292,276	8,139	140,293	651,362
Deferred tax provision (benefit)	-	-	(12,294)	(88,087)
Other non-cash expense (income), net	-	-	(2,054)	(4,590)
Changes in operating assets and liabilities:
Accounts receivable	(4,412,699)	(335,961)	2,846,332	936,316
Inventory	(74,919)	-	(488,722)	747,248
Other current assets	211,440	(38,929)	(154,529)	76,503
Other assets, net	(1,073)	-	12,572	38,241
Accounts payable	1,708,576	45,078	(2,978,808)	(1,034,322)
Accrued liabilities	362,830	(265,198)	(765,937)	136,008
Deferred revenue	330,532	-	(372,579)	(55,387)

Net cash provided by operating activities	(3,877,514)	(4,163,231)	(4,329,282)	2,751,020

Cash flows from investing activities
Acquisition of Reach Media Group Holdings, Inc.	-	(21,010,000)	-	-
Acquisition of Symon Holdings Corporation	(209,079)	(43,476,749)	-	-
Purchases of property and equipment	(172,244)	-	(86,470)	(205,272)
Net cash used in investing activities	(381,323)	(64,486,749)	(86,470)	(205,272)

Cash flows from financing activities
Proceeds from Trust Account	-	80,010,661	-	-
Payment for public shares tendered	-	(45,512,280)	-	-
Proceeds from debt	-	34,000,000	-	-
Proceeds from stock issuance	-	5,000,000	-	-
Proceeds from sponsor notes payable	-	635,000	-	-
Payment of sponsor note payable	-	(295,000)	-	-
Payment of stockholder note payable	-	(200,000)	-	-
Loan origination fees	-	(980,000)	-	-
Repayments of debt	(600,000)	-	-	-
Net cash used in financing activities	(600,000)	72,658,381	-	-

Effect of exchange rate changes on cash	13,157	-	(121,144)	49,450

Net increase (decrease) in cash and cash equivalents	(4,845,680	4,008,401	(4,536,896)	2,595,198

Cash and cash equivalents, beginning of period	10,824,943	1,150,269	10,203,169	3,836,691

Cash and cash equivalents, end of period	$5,979,263	$5,158,670	$5,666,273	$6,431,889

Supplemental disclosures of cash flow information:
Cash paid during the year for interest	$0	$0	$2,053	$7,236
Cash paid during the year for income taxes	$0	$0	$150,000	$234,000
Deferred Underwriters’ fees	$0	$500,000	$0	$0

RMG Networks Holding Corporation

Pro-Forma Calculation of Adjusted EBITDA

	2nd Quarter
	2013	2012
Reconciliation of Operating Income (Loss) to Adjusted EBITDA-

Operating Income (Loss)	(5,192,227)	(521,852)
Add:
Depreciation and amortization	1,342,689	1,491,784
Acquisition expenses*	4,013,757	0
Revenues that would have been recognized during the period had the balance in deferred revenue at the acquisition date not been required to be adjusted to market value at the acquisition date in accordance with GAAP purchase accounting guidelines	675,000	700,000

Adjusted EBITDA	839,219	1,669,932